EXHIBIT 10.30

4000 Hollywood Blvd., Suite 500-N Hollywood, FL 33021 (954) 364-4000 (main voice) (954) 364-4037 (fax)

POLICY FOR COMPENSATION
OF OUTSIDE DIRECTORS

Department: Legal	Policy Number: 007 Policy Owner: Patricia M. Petersen
Frequency of Review: Annually Date of Next Review: January 1, 2006	Last Reviewed: March 3, 2005 Effective Date: January 1, 2005

TECHNICAL OLYMPIC USA, INC.
Policy for Compensation of Outside Directors
Policy Effective Date: 1 January 2003

1.0	PURPOSE

In order to attract and retain the very best director talent available, the company strives to provide a market-competitive and strategically aligned total compensation package that reflects current market practices and trends in the U.S. for similar roles in similar organizations.

2.0	SCOPE

This policy applies to the Outside directors (each an “Outside Director”) serving on the Board of Directors of Technical Olympic USA, Inc. (TOUSA).

3.0	POLICY

3.1	The Board of Directors and its designees will administer the Outside Director compensation program described and authorized by this policy. Any equity compensation awards to Outside Directors will be administered under the terms and conditions of the Company’s Annual and Long-Term Incentive Plan.

3.2	Outside Directors shall be eligible to receive compensation consisting of the following elements, each of which is described in greater detail in 3.2.1 to 3.2.5:

•	Annual Retainer

•	Audit Committee Member Fee

•	Human Resources, Compensation and Benefits Committee Member Fee

•	Reimbursed Board Meeting Expenses

•	Annual Equity Award

3.2.1	The Annual Retainer will be set at $60,000, and will be paid in equal quarterly installments during each fiscal year. The amount of the Annual Retainer will be evaluated periodically to ensure that it remains competitive with market practices and trends in the U.S.

3.2.2	The Outside Director who serves as Chairperson of the Audit Committee shall receive an annual committee fee in the amount of $20,000 payable upon confirmation of committee assignments by the Board of Directors.

3.2.3	The Outside Director who serves as Chairperson of the Human Resources, Compensation and Benefits Committee shall receive an annual committee fee in the amount of $10,000 payable upon confirmation of committee assignments by the Board of Directors.

3.2.4	All reasonable Board Meeting Expenses will be reimbursed upon proper submission and documentation. These fees include but are not limited to travel, accommodations, meals, telephone charges, and other related out-of-pocket expenses.

3.2.5	An Annual Equity Award will be provided during the first quarter of each year during which the individual continues to serve as an Outside Director. The Annual Equity Award will be valued at $60,000 and will be delivered via either (a) Non-Qualified Stock Options (NSO’s), or (b) Restricted Stock.

(a)	In the case of NSO’s, the NSO’s will have an exercise price equal to the FMV of the stock on the date of grant, will vest ratably over a 12 month period, and have a 10-year term.

(b)	In the case of Restricted Stock, the restrictions will lapse when the Director ceases to be a Director of the Company. In the event of a declaration of cash dividends, any such cash dividend payable with respect to the Restricted Stock shall be paid directly to the Director holding such Restricted Stock. In the event of the declaration of a stock split or stock dividend, the outstanding Restricted Stock shall be adjusted in the same manner as all other outstanding shares of Common Stock.

3.3	The Senior Outside Director (as designated by the Board of Directors) shall also serve as Director of the Board Executive Committee. The Senior Outside Director shall receive an Annual Retainer of $120,000, relevant Committee fees, reimbursement of Board Meeting Expenses, and an Annual Equity Award valued at $120,000, granted in accordance with the terms set forth in 3.2.1 to 3.2.5 above.

3.4	Calculation of the Annual Equity Award levels shall be as follows:

3.4.1	In the case of NSO’s, the number of Non-Qualified Stock Options granted will be equal to the Annual Equity Award Value divided by the Black-Scholes Value of a single stock option. The same assumptions will be used for this calculation of option value as is used for purposes of FAS 123 disclosure requirements.

3.4.2	In the case of Restricted Stock, the number of shares granted will be equal to the Annual Equity Award Value divided by the Fair Market Value of the stock on the date of grant. No discounts to the fair market value will be considered in calculating the number of Restricted Stock shares that comprise the award.

3.4.3	See Appendix A and B for illustrations of these calculations.

3.5	The determination of whether the Annual Equity Award will be delivered via NSO’s or Restricted Stock shall be made by election of the Outside Director.

3.6	In the event of death, disability, or incapacity of an Outside Director, or a change in control of TOUSA, such event shall cause the immediate vesting of any non-vested NSO’s and/or the immediate lapsing of restrictions on any Restricted Stock then held by such Outside Director.

4.0	POLICY CHANGES

TOUSA, by and through its Board of Directors, may modify this policy at any time and without prior notice.

APPENDIX A
SAMPLE FORMULAS

Annual Equity Award Paid in Options

Targeted Award Value Black-Scholes Option Value	=	# Stock Options

Annual Equity Award Paid in Restricted Stock

Annual Retainer Amount FMV of Stock	=	# Shares

APPENDIX B
SAMPLE CALCULATIONS

Assumptions:
Fair Market Value (FMV) of Stock	$10.00
Black-Scholes Option Value (estimate)	$4.00
Annual Equity Award Target Value	$60,000

Annual Equity Award in Options

$60,000 $4.00	=	15,000 Stock Options

Annual Equity Award Paid in Restricted Stock

$60,000 $10.00	=	6,000 Shares

APPENDIX C
SIDE BY SIDE COMPARISON OF PLANS
FOR OUTSIDE DIRECTORS

	FORMER PLAN	2005 PLAN BASICS
Annual Retainer	$40,000*	$60,000*
Board Meeting Fee	None	None
Audit Committee Chairperson Fee	None	$20,000
Human Resources, Compensation and Benefits Committee Chairperson Fee	None	$10,000
Reimbursed Expenses	Board Meetings Attended	Board Meetings Attended
Annual Equity Award	$40,000* (Options or Restricted Stock)	$60,000* (Options or Restricted Stock)

* Senior Outside Director at 2x.